                                                                    EXHIBIT 24


                               POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint SUSAN SCHMIDT BIES, JAMES F. KEEN, and CLYDE A. BILLINGS, JR., jointly and each of them severally, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute and sign the Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission, pursuant to the provisions of the Securities Act of 1933, by First Tennessee National Corporation ("Corporation") relating to the sale of its Debt Securities, Preferred Stock and Common Stock, par value $2.50 per share, in an indeterminate principal amount and number of shares, as applicable, not to exceed an aggregate initial offering price of $300 million, or the equivalent thereof in one or more foreign currencies or composite currencies, and, further, to execute and sign any and all pre-effective and post-effective amendments thereto and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, or their or his or her substitute or substitutes, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all the acts that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Signature                                  Title                                  Date
     ---------                                  -----                                  ----
 Ronald Terry
 -------------                             Chairman of Board and Chief               March 4, 1994
 Ronald Terry                               Executive Officer & Director
                                            (principal executive officer)
 Susan Schmidt Bies
 --------------------------                Executive Vice President                  March 4, 1994
 Susan Schmidt Bies                         and Chief Financial Officer
                                            (principal financial officer)

 James F. Keen
 --------------------------                Senior Vice President and                 March 4, 1994
 James F. Keen                              Controller (principal
                                            accounting officer)

 Jack A. Belz                              Director                                  March 4, 1994
 --------------------------
 Jack A. Belz

 Robert C. Blattberg                       Director                                  March 4, 1994
 --------------------------
 Robert C. Blattberg

 John Hull Dobbs                           Director                                  March 4, 1994
 --------------------------
 John Hull Dobbs

 Ralph Horn                                Director                                  March 4, 1994
 --------------------------
 Ralph Horn

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

 J. R. Hyde, III                                Director                 March 4, 1994
 --------------------------
 J. R. Hyde, III

 Joseph Orgill, III                             Director                 March 4, 1994
 --------------------------
 Joseph Orgill, III

 Cameron E. Perry                               Director                 March 4, 1994
 --------------------------
 Cameron E. Perry

 Richard E. Ray                                 Director                 March 4, 1994
 --------------------------
 Richard E. Ray

 Vicki G. Roman                                 Director                 March 4, 1994
 --------------------------
 Vicki G. Roman

 Michael D. Rose                                Director                 March 4, 1994
 --------------------------
 Michael D. Rose

 William B. Sansom                              Director                 March 4, 1994
 --------------------------
 William B. Sansom

 Gordon P. Street, Jr.                          Director                 March 4, 1994
 --------------------------
 Gordon P. Street, Jr.

                                                Director                 March    , 1994
 --------------------------                                                    ---
 Norfleet R. Turner


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